UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2005

New Horizons Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17840	22-2941704
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1900 S. State College Blvd., Suite 200, Anaheim, California		92806
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 940-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

New Horizons Worldwide, Inc. provides certain of its executive officers with the opportunity to receive an annual cash bonus based on the achievement of specified goals. The objectives and potential bonus amounts are determined by the Compensation Committee of the Board of Directors (the "Committee"). The purpose of the bonus is to provide an incentive to executive officers to enhance stockholder value. The Committee historically determines which executive officers of the Company are eligible to receive an annual bonus, sets a one-year performance period to run from January 1 to December 31 (the "Performance Period"), establishes a specific financial target for the Performance Period and approves specific bonus amounts tied the target. The actual bonuses payable for the Performance Period, if any, will vary depending on the extent to which actual performance meets, exceeds or falls short of the target approved by the Committee, as determined by the Committee.

On January 12, 2005, the Committee determined that Thomas J. Bresnan, President and Chief Executive Officer, and Martin G. Bean, Chief Operating Officer, are eligible to receive an annual cash bonus for 2005, and approved the financial target and associated potential bonus amounts for the 2005 Performance Period. The target for the 2005 Performance Period approved by the Committee is the Company’s achievement of a specified amount (the "Target") of consolidated earnings before interest and taxes ("EBIT") for 2005. Under this bonus arrangement, Mr. Bresnan and Mr. Bean will receive 2005 bonuses of $175,000 and $155,000, respectively, if the Company achieves the Target EBIT for the 2005 Performance Period. For every 10% increment that the Company’s EBIT exceeds the Target, the 2005 bonus amounts for Mr. Bresnan and Mr. Bean will increase by 25%; provided, however, that the maximum bonuses payable to Mr. Bresnan and Mr. Bean will not exceed twice the amount of their respective bonuses for achieving the Target EBIT. In the event the Company’s EBIT falls short of the Target by no more than 5%, Mr. Bresnan and Mr. Bean will receive 62.5% of their respective bonus amounts. If the Company’s EBIT falls short of the Target by more than 5% but no more than 10%, Mr. Bresnan and Mr. Bean will receive 25% of their respective bonuses. Mr. Bresnan and Mr. Bean will not receive bonuses if the Company’s EBIT falls short of the Target by more than 10%. The Committee has the authority to determine the actual performance against the Target. It also has the discretion to adjust the bonuses that otherwise might be payable to Mr. Bresnan and Mr. Bean based on unforeseen events or other circumstances as it deems appropriate.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Horizons Worldwide, Inc.

January 17, 2005	By:	/s/ Thomas J. Bresnan

Name: Thomas J. Bresnan
Title: President and Chief Executive Officer